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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the use in Amendment No. 3 to this Registration Statement on Form S-1 of our report dated August 13, 1999, except for Note 15 which is dated as of October 5, 1999, relating to the financial statements of Edison Schools Inc. as of June 30, 1998 and 1999 and for each of the years in the three-year period ended June 30, 1999, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts".


New York, New York
October 5, 1999                             PRICEWATERHOUSECOOPERS LLP

                                        /s/ PRICEWATERHOUSECOOPERS LLP